                                                                     EXHIBIT 9.1

                           ASSOCIATED HOLDINGS, INC.
                             VOTING TRUST AGREEMENT
                             ----------------------


          This Voting Trust Agreement (this "Agreement") is made and entered into as of January 31, 1992, by and among Associated Holdings, Inc., a Delaware corporation (the "Company"), the beneficial owners of shares of Common Stock (the "Common Stock") of the Company, whose names are set forth on the signature pages hereto (the "Beneficiaries"), and Gary G. Miller, Daniel J. Good, Thomas
W. Sturgess, Frederick B. Hegi, Jr., and James A. Johnson as the voting trustees pursuant to this Agreement (the "Trustees").

          WHEREAS, the Beneficiaries deem it in the best interest of the Company and themselves to act together concerning the direction of the affairs of the Company in order to secure continuity and stability of policy and management and to promote the continuous and uninterrupted development of the business and, to that end, to unite the voting power held by them and vest such voting power in the Trustees as provided herein.

          NOW THEREFORE, the Company, the Beneficiaries and the Trustees agree as follows:

          1.   Parties.  Any owner of, or person entitled to acquire, fully paid
               -------
and nonassessable shares of the Class A Common Stock of the Corporation (the "Common Stock") may become a party to this Agreement at any time by executing a counterpart signature page to this Agreement and by depositing with the Trustees the certificate or certificates representing his Common Stock, together with a proper and sufficient instrument, duly executed, for the transfer to the Trustees.

          Each Beneficiary expressly covenants that upon his obtaining any shares of the Common Stock, by virtue of the exercise of rights he now owns or acquires in the future or upon obtaining such shares by any other means, he promptly will transfer such stock to the Trustees as provided in this paragraph
1. The Company agrees that it will not, without the consent of the Trustees, issue or sell any Common Stock or any options or other rights to acquire Common Stock to any Beneficiary without first obtaining such Beneficiary's agreement to deposit any such Common Stock (and any Common Stock obtained upon exercise or conversion of any such options or rights) with the Trustees pursuant to this Agreement.

          2.   Voting Trust Certificates.  Upon deposit of the certificates as
               -------------------------
provided in paragraph 1, the Trustees shall deliver or cause to be delivered to each Beneficiary a voting trust certificate of the same number of shares of Common Stock as is represented by the certificate(s) so deposited, which voting

                                       1
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trust certificate(s) shall be substantially in the following form, with such appropriate omissions, variations and insertions as may be approved by the Voting Trustees:

                           ASSOCIATED HOLDINGS, INC.
                            (a Delaware corporation)

          No. ____________    _____________ Shares

                    This certifies that [stockholder] has deposited the number
                                         -----------
          of shares set forth above of the Common Stock of the above-named corporation with the Voting Trustees hereinafter named, under an agreement among the corporation, Daniel J. Good, Frederick B. Hegi, Jr., James A. Johnson, Gary M. Miller and Thomas W. Sturgess as Voting Trustees, and certain beneficial owners of shares of Common Stock of the corporation, dated as of January 31, 1992. This certificate and the interest represented by it are transferable on the books of the Voting Trustees and only upon the presentation and surrender hereof. The holder of this certificate takes its subject to all of the terms and conditions of the Voting Trust Agreement, and as a party to that Agreement is entitled to the benefits thereof. This Voting Trust Certificate is subject to certain restrictions on the transfer hereof contained in that certain Stockholders Agreement dated as of January 31, 1992, as amended from time to time.

                    IN WITNESS WHEREOF, the Voting Trustees have caused this certificate to be signed this ____ day of _________________, 19___.



                                           ------------------------------------
                                           Gary G. Miller



                                           ------------------------------------
                                           Daniel J. Good

                                           ------------------------------------
                                           Thomas W. Sturgess




                                           ------------------------------------
                                           Frederick B. Hegi, Jr.




                                           ------------------------------------
                                           James A. Johnson


                                           Voting Trustees


          3.   Powers of the Trustees.  Shares of Common Stock, the certificates
               ----------------------
evidencing which shall have been deposited with the Trustees as provided in paragraph 1, shall be vested in the Trustees and shall be transferred into the names of the Trustees upon the Company's books. The Trustees shall, as to all stock so held by them, possess and be entitled to exercise all rights of the Beneficiaries of every kind, including the right to vote for election and/or removal of directors and all such other matters as may be voted upon by the Beneficiaries, except as otherwise provided by this Agreement and the Stockholders Agreement dated as of January 31, 1992, among the Company and certain beneficial owners of shares of Common Stock of the Company and warrants for the purchase of Common Stock of the Company, as the same may be amended from time to time (the "Stockholders' Agreement"). The Trustees may be directors of the Company and may vote all shares of Common Stock deposited pursuant to this Agreement in favor of their election as directors; provided, that all votes for
                                                   --------
the election of directors of the Company shall be cast as provided hereinbelow. The holders of voting trust certificates shall not have any right with respect to any such stock held by the Trustees to vote, take part in or consent to any corporate or stockholders' action of the Company, except as provided herein.

          The Trustees shall vote on matters which may come before them at any meeting of the Company's stockholders, and shall vote for directors of the Company as specified herein. The Trustees may vote all shares of Common Stock held pursuant to this Agreement in person or by such person or persons as they shall select as their proxy.

          The Trustees shall vote all of the Common Stock held by them in order to:

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          (i) elect to the Board of Directors of the Company:

                    a. at least one representative designated by Good Capital
               Co., Inc.;

                    b. at least one representative designated by ASI Partners,
               L.P.;

                    c. such number of directors that shall constitute at least a majority of the directors of the Company at all times as designated by Wingate Partners, L.P.; and

                    d. one representative designated by the Key Executives (as defined below) for so long as such Key Executives retain the right to designate such representative. As used herein, the term "Key Executives" shall mean, collectively, Michael D. Rowsey, Robert D. Eberspacher, Daniel J. Schleppe, and Lawrence E. Miller.

         (ii) Remove as a director (with or without cause) any representative so designated, upon, and only upon, the written request of the entity, group or individual set forth above as designating such representative (the "Appointing Principal").

        (iii) Fix the authorized number of directors on the Company's Board of Directors at not less than seven directors (provided that a greater number may from time to time be set by the board in order to give effect fully to the provisions of this paragraph).

         (iv) On any other matter on which shares of Common Stock deposited pursuant to this Agreement shall be voted or shall have the right to give or withhold consent, the Trustee shall vote (or refrain from voting) in accordance with the written directions from the holders of Voting Trust Certificates representing not less than 66-2/3% of the shares of Common Stock held in trust pursuant to this Agreement, or in the absence of such written direction, as the Trustees may determine in their sole discretion.

          4.   Liability of Trustees.  No Trustee shall be liable for any error
               ---------------------
of judgment or mistakes of law, or other mistake, or for anything including in connection with his voting of the Common Stock, save only his own willful misconduct or gross negligence. It is expressly understood and agreed that the Trustees shall be indemnified and held harmless by the Company from any and all expenses, costs, damages or other liabilities in voting the Common Stock and otherwise acting as Trustees hereunder.

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

          5.  Decisions by the Trustees.  The decision or act of a majority of
              -------------------------
the Trustees, whether at a meeting or by writing, with or without a meeting, shall for all purposes of this Agreement, including but not limited to the exercise of the voting power of the shares of Common Stock held in trust hereunder, be required for any decision or act of the Trustees pursuant to this Agreement. The Trustees may, in their discretion, establish rules of action, consistent with the provisions of this Agreement, that govern their actions pursuant to this Agreement.

          6.   Reimbursement and Indemnity of Trustee.  The Trustees shall be
               --------------------------------------
reimbursed by the Company for any reasonable expenses and indemnified by the Company for all liabilities incurred by them in connection with their duties under this Agreement, including the disbursement and reasonable compensation of their agents, attorneys, employees, and officers whom they may employ in carrying out the terms and provisions of this Agreement.

          7.   Replacement of the Trustees.  Any of the Trustees may resign at
               ---------------------------
any time by delivering to the other Trustees his resignation in writing. Any of the Trustees may be removed at any time (with or without cause) by the Appointing Principal for such Trustee by written notice to the Trustees. In the case of death, disability, resignation or removal of any Trustee, the resulting vacancy shall be filled by the appointment of a successor by the Appointing Principal. Each such successor shall become a Trustee by executing a counterpart of this Voting Trust Agreement, as then in effect. Upon becoming a Trustee, a successor shall have all title, rights and powers of a Trustee named in this Agreement. The Appointing Principals are:

               (a) Wingate Partners, L.P. - As to Thomas W. Sturgess, Frederick
          B. Hegi, Jr., and James A. Johnson

               (b) ASI Partners, L.P. - As to Gary G. Miller.
               (c) Good Capital Co., Inc. - As to Daniel J. Good.

          8.   Transfer of Voting Trust Certificates.  During the term of this
               -------------------------------------
Agreement, each Beneficiary agrees that the sale, transfer, assignment, pledge or other disposition of his or her interests in any voting trust certificate (a "Transfer") shall be subject to any limitations and restrictions on transfer noted on the voting trust certificate, including those limitations and restrictions contained in the Stockholders Agreement.

          9.   Dividends and Other Rights.  The holder of each voting trust
               --------------------------
certificate shall be entitled to receive all dividends, distributions, and sales proceeds, if any, collected by the Trustees upon the like number of shares of Common Stock of

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the Company as specified in the voting trust certificate; provided, that any dividends or distributions consisting of shares of Common Stock or other voting securities of the Company shall be retained by the Trustees pursuant to this Agreement.

          10.  Filing of Agreement.  A copy of this Agreement shall be filed by
               -------------------
the Trustees in the registered office of the Company within the State of Delaware, and shall be open to the inspection of any stockholder of the Company or any beneficiary of the trust created under this Agreement daily during business hours.

          11.  Amendment.  (a) If at any time the Trustees shall deem it
               ---------
advisable to amend this Agreement, they shall, by resolution adopted or signed by all of the Trustees, declare such amendment advisable, and shall submit such amendment to the holders of the voting trust certificates for their approval at a meeting called for that purpose, or for approval by written consent in lieu of a meeting. Notice of such meeting shall be given in the manner provided for stockholders' meetings in the bylaws of the Company.

          (b) Subject to the last sentence of this subsection (b), if the proposed amendment shall be approved by the vote, in person or by proxy, of the holders of voting trust certificates for 66-2/3% of the shares of Common Stock held in trust, a certificate to that effect shall be made and verified by the chairman and secretary of the meeting and filed in the Company's registered office in Delaware. Upon such filing, the proposed amendment shall become a part of this Agreement, with the same force and effect as it originally set forth herein. No amendment to this Agreement that materially and adversely affects the rights of a Beneficiary hereunder shall be enforceable against such Beneficiary until such Beneficiary has consented in writing to such amendment; provided that any amendment made for the purpose of adding an additional party (including, without limitation, an additional Beneficiary) hereto shall not be deemed to materially or adversely affect the rights of any other Beneficiary hereto.

          12.  Termination.  (a) This Agreement shall terminate upon the earlier
               -----------
of (i) ten years from the date hereof, unless extended as provided in Section 218 of the Delaware General Corporation Law, or (ii) the consummation of a Qualified Public Offering. As used herein, the term Qualified Public Offering shall mean the sale in an underwritten public offering or a series of public offerings, registered under the Securities Act of 1933, as amended, of Common Stock which results in public ownership of not less than 20% of the outstanding Common Stock of the Company determined on a fully diluted basis, which shares of Common Stock are listed upon the New York Stock Exchange, the American Stock Exchange or are approved for quotation on the

NASDAQ National Market System and which offerings shall have resulted in the receipt by the Company and any selling stockholders of aggregate cash proceeds (after deduction of underwriter discounts and the costs associated with the offerings) of at least $37.5 million.

          (b) Upon the termination of this Agreement, the holders of voting trust certificates will be entitled, upon surrender for cancellation of such certificates and upon payment of any transfer tax required by law, to receive certificates for the number of shares of Common Stock represented by their respective voting trust certificates. The Beneficiaries acknowledge and agree that, upon termination of this Agreement, each Beneficiary, as a holder of Common Stock, shall be subject to all obligations and entitled to all rights as a stockholder of the Company and the assignee of the Trustees.

          13.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision never had been contained herein.

          14.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, the Trustees and their respective successors, and the Beneficiaries and any subsequent holders of voting trust certificates and the respective successors and assigns of each of them, so long as they hold voting trust certificates.

          16.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

          17.  Remedies. The Trustees shall be entitled to enforce their rights
               --------
under this Agreement specifically, to recover damages by reason of any breach of any provision of this

Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Trustees may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          18.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed registered or certified (postage and registration or certification fees prepaid) or sent by facsimile or reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the signature page hereto and to any subsequent holder of voting trust certificates subject to this Agreement at such address as indicated by the Trustees records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, on the date of delivery by facsimile, and one day after deposit with a reputable overnight courier service.

          19.  Legends.  Voting Trust Certificates evidencing shares of Common
               -------
Stock deposited in trust pursuant to the terms of this Agreement shall bear such legend or legends as the Company shall reasonably deem necessary to protect the parties hereto.

          20.  Governing Law.  The Corporate law of the State of Delaware shall
               -------------
govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and any exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          21.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              ISSUER:
                              ------

                              ASSOCIATED HOLDINGS, INC.,
                              a Delaware corporation

                              By:
                                 -------------------------------
                              Its: Chairman of the Board and
                                   Chief Executive Officer
                              Address:   1075 Hawthorne Drive
                                         Itasca, IL  60143
                              Telecopy No.: 708-773-6491


                              BENEFICIARIES:
                              -------------

                              WINGATE PARTNERS, L.P., a Delaware
                              limited partnership

                              By: Wingate Management Company,
                                  L.P., a Delaware limited
                                  partnership

                              By:
                                  -----------------------------
                                  Thomas W. Sturgess,
                                  General Partner

                              Address:  750 North St. Paul
                                         Suite 1200
                                         Dallas, Texas  75201
                              Telecopy No.: 214-871-8799


                              CUMBERLAND CAPITAL CORPORATION,
                              a Delaware corporation

                              By:
                                  -----------------------------
                                  Gary G. Miller,
                                  President

                              Address:   301 Commerce Street
                                         Suite 3300
                                         Fort Worth, Texas   76102
                              Telecopy No.: 817-870-2685

                              ASI PARTNERS, L.P., a Delaware
                              limited partnership

                              By: CUMBERLAND CAPITAL CORPORATION,
                              a Delaware corporation,
                              its general partner


                              By:
                                 -----------------------------
                                 Gary G. Miller,
                                 President

                              Address:   301 Commerce Street,
                                         Suite 3300
                                         Forth Worth, TX  76102
                              Telecopy No.: 817-870-2685

                              GOOD CAPITAL CO., INC., a Delaware
                              corporation


                              By:
                                 -----------------------------
                                 Daniel J. Good,
                                 President

                              Address:  1211 Lake Road
                                        Lake Forest, IL  60045
                              Telecopy No.: 708-234-8663

                              BOISE CASCADE CORPORATION, a
                              Delaware corporation


                              By:
                                 -----------------------------
                                 Carol Moerdyk,
                                 Vice President

                              Address:  One Jefferson Square
                                        Boise, Idaho  83702
                              ATTN:     General Counsel
                              Telecopy No.: 208-384-7945

                              -------------------------------------
                              Michael D. Rowsey
                              Address:  2370 Sonnington Drive
                                        Dublin, OH  43017
                              Telecopy No.: 614-876-4922


                              -------------------------------------
                              Daniel J. Schleppe
                              Address:  20 The Landing
                                        Atlanta, GA  30350
                              Telecopy No.:
                                           ----------------

                              -------------------------------------
                              Robert D. Eberspacher
                              Address:  6907 Huntfield Drive
                                        Charlotte, NC  28226
                              Telecopy No.:
                                           -----------------


                              -------------------------------------
                              Lawrence E. Miller
                              Address:  415 Sterling Road
                                        Kenilworth, IL  60043
                              Telecopy No.:
                                           -----------------


                              VOTING TRUSTEES:
                              ----------------



                              -------------------------------------
                              Gary G. Miller
                              Address:  c/o Cumberland
                                             Capital Corporation
                                        301 Commerce Street
                                        Suite 3300
                                        Fort Worth, Texas  76102
                              Telecopy No.: 817-870-2685


                              -------------------------------------
                              Daniel J. Good
                              Address:  1211 Lake Road
                                        Lake Forest, IL  60045
                              Telecopy No.: 708-234-8663

                              -------------------------------------
                              Thomas W. Sturgess
                              Address:  c/o Wingate Partners, L.P.
                                        750 North St. Paul
                                        Suite 1200
                                        Dallas, TX  75201
                              Telecopy No.: 214-871-8799


                              -------------------------------------
                              Frederick B. Hegi, Jr.
                              Address:  c/o Wingate Partners, L.P.
                                        750 North St. Paul
                                        Suite 1200
                                        Dallas, TX  75201
                                        Telecopy No.: 214-871-8799


                              -------------------------------------
                              James A. Johnson
                              Address:  c/o Wingate Partners, L.P.
                                        750 North St. Paul
                                        Suite 1200
                                        Dallas, TX  75201
                              Telecopy No.: 214-871-8799